EXHIBIT 23.1


                    Consent of Independent Public Accountants


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Banknorth Group, Inc. of our report, dated January 12, 2001, included in the December 31, 2000 Annual Report on Form 10-K of Banknorth Group, Inc.


                                                     /s/ KPMG LLP

Boston, Massachusetts
May 21, 2001